SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 30, 2001

INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9295 Prototype Drive, Reno, Nevada 89511

(Address of principal executive offices) (Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

     On December 18, 2001, the stockholders of International Game Technology (“IGT”) and Anchor Gaming (“Anchor”) approved at special meetings of their respective stockholders the merger of NAC Corporation, a wholly owned subsidiary of IGT (“Sub”), with and into Anchor pursuant to the Agreement and Plan of Merger dated as of July 8, 2001 (the “Merger Agreement”). On December 26, 2001, IGT and Anchor filed Articles of Merger with the Nevada Secretary of State (the “Articles of Merger”) to consummate the previously-announced stock-for-stock merger, pursuant to which Anchor became a wholly-owned subsidiary of IGT (the “Merger”). Under the filing made, the Merger became effective on December 30, 2001. In accordance with the Merger Agreement, each share of common stock, par value $0.01 per share, of Anchor issued and outstanding as of December 30, 2001 was converted at the effective time into one share of common stock, par value $0.000625 per share, of IGT (“IGT Common Stock”). Cash will be paid in lieu of the issuance of any fractional shares of IGT Common Stock that would otherwise be issuable. Stock options to acquire Anchor common stock that were not exercised prior to December 30, 2001 will become options exercisable for IGT Common Stock in accordance with the Merger Agreement. IGT will issue approximately 15,007,024 shares of IGT Common Stock to the stockholders of Anchor and will assume approximately 2,212,584 vested and unvested Anchor stock options in connection with the Merger.

     By virtue of the Merger, IGT has indirectly acquired all of Anchor’s assets, including, without limitation, its property, plant, equipment and contracts in each of its gaming machines, gaming operations and gaming systems business segments.

     Pursuant to the terms of the Merger Agreement, Thomas J. Matthews and Richard R. Burt became members of the IGT Board of Directors at the effective time of the Merger. Thomas J. Matthews will remain President and Chief Executive Officer of Anchor after the Merger and became Chief Operating Officer of IGT at the effective time of the Merger. Joseph Murphy will remain Chief Operating Officer — Gaming Operations of Anchor after the Merger.

Item 5. Other Events.

     On December 26, 2001, IGT issued a press release reporting the filing of the Articles of Merger.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired. The financial statements of the business acquired are included or incorporated by reference in IGT’s Registration Statement on Form S-4 (333-67928).

     (b)  Pro forma financial information. Pro forma financial information is included in IGT’s Registration Statement on Form S-4 (333-67928). The remaining pro forma financial information required by this Item 7(b) will be filed by amendment as soon as practicable, but not later than February 28, 2002.

     (c)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 8, 2001 among International Game Technology, NAC Corporation, a wholly-owned subsidiary of IGT, and Anchor Gaming (incorporated by reference to Exhibit 2.1 to the Form 8-K/A of IGT filed with the Securities and Exchange Commission on July 12, 2001)

99.1	Press Release, dated December 26, 2001, reporting the filing of the Articles of Merger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY (Registrant)

Date: December 31, 2001	By:	/s/ Sara Beth Brown

	Name:	Sara Beth Brown
	Its:	Senior Vice President and General Counsel

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INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 8, 2001 among International Game Technology, NAC Corporation, a wholly-owned subsidiary of IGT, and Anchor Gaming (incorporated by reference to Exhibit 2.1 to the Form 8-K/A of IGT filed with the Securities and Exchange Commission on July 12, 2001)

99.1	Press Release, dated December 26, 2001, reporting the filing of the Articles of Merger.

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